Exhibit 99.1

Park Dental Partners Announces First Quarter 2026 Results

FOR IMMEDIATE RELEASE

Minneapolis, Minn. — May 13, 2026 — Park Dental Partners, Inc. (NASDAQ: PARK) and affiliated dental practices (“Park Dental Partners,” “we,” “our,” “us,” or the “Company”) today reported its first-quarter financial results for 2026. Summary financial results are listed below and in the accompanying supplemental financial tables.

(Unaudited, in millions, except per share data, and Doctor counts)

	Three Months Ended March 31,
	2026	2025	Change
Revenue	$62.7	$59.0	6.2%
Gross Margin	$6.4	$9.9	(35.3)%
Gross Margin percentage	10.2%	16.7%	(650	)bps
Net Income (Loss)	$(0.4)	$1.6	(124.9)%
Diluted EPS	$(0.09)	$0.88	$(0.97)

Adjusted Gross Margin(a)	$12.2	$11.9	2.6%
Adjusted Gross Margin Percentage(a)	19.5%	20.2%	(70	)bps
Adjusted EBITDA(b)	$4.7	$5.5	(13.2)%
Adjusted EBITDA margin(b)	7.6%	9.3%	(170	)bps
Adjusted Diluted EPS(c)	$0.44	$1.14	$(0.70)

Same Practice Revenue Growth	4.1%	1.2%	290	bps
Practicing Affiliated Doctors	221	203	8.9%

(a)	See Non GAAP Reconciliation of Gross Margin to Adjusted Gross Margin below

(b)	See Non GAAP Reconciliation of Net Income (Loss) to Adjusted EBITDA below

(c)	See Non GAAP Reconciliation of Earnings (Loss) Per Share to Adjusted Earnings Per Share below

Executive Commentary – Pete Swenson, Chief Executive Officer and Chair of the Board of Directors

“We delivered a solid start to 2026, with revenue increasing 6.2% year over year, driven by strong same practice performance and continued patient demand. Results were consistent with our expectations and reflect continued execution against our operating plan. We continue to invest in recruiting, staffing, and clinical capacity to support long-term growth.

With strong liquidity and a flexible balance sheet, we remain well positioned to execute on our growth strategy, including expanding current practices and adding new practices through disciplined acquisitions and de novo expansion.”

Financial Results – First Quarter 2026

•	Revenue increased 6.2% over the prior year’s comparable quarter to $62.7 million, due to increased patient visits and growth in clinical hours, the impact of acquisitions, and reimbursement growth. Same practice revenue growth was 4.1%. Revenue from acquisitions in the past 12 months contributed approximately $0.8 million in the quarter.

•	Total General Practice revenue grew 6.4% over the prior year’s comparable quarter to $46.1 million. Total Multi-Specialty Practice revenue grew 5.7% to $16.6 million.

•	Cost of services was $56.3 million, an increase of $7.1 million above the prior year’s comparable quarter, driven primarily by share-based compensation recorded in the quarter, and growth in doctors and team members.

•	General and administrative costs were $7.8 million, an increase of $0.9 million above the prior year’s comparable quarter. The primary driver of these increases was share-based compensation, acquisition-related costs, and public company costs, net of lower IPO preparation costs related to our 2025 offering.

•	Net loss was $(0.4) million, compared to net income of $1.6 million in the prior year comparable quarter, primarily driven by increased salaries and benefits, and share-based compensation, partially offset by revenue growth, tax benefits on share-based compensation, and operating leverage.

•	Adjusted EBITDA was $4.7 million, or 7.6% of revenue, compared to $5.5 million, or 9.3% of revenue in the prior year comparable quarter.

•	Adjusted diluted earnings per share were $0.44 versus $1.14 in the prior year’s comparable quarter, due primarily to the increase in shares issued and vested during the IPO.

Affiliated Practice Updates

•	As of March 31, 2026, we supported 86 affiliated practices and 221 affiliated doctors.

•	First quarter patient retention rate was 90.1%.

•	Patient visits increased to 178,527 across our affiliated dental practices.

•	During the first quarter our affiliated dental practices completed one general practice acquisition in Tucson, Arizona, as previously announced on January 23, 2026. The acquired practices’ impact on revenues and net earnings was not material for the quarter.

Balance Sheet, Liquidity, and Cash Flow

•	Cash and cash equivalents were $24.4 million as of March 31, 2026.

•	Total debt outstanding was approximately $11.5 million as of March 31, 2026, and our $15 million line of credit was undrawn at quarter end.

•	Total shares outstanding were 4.5 million shares as of the end of the quarter.

•	We generated $5.0 million in operating cash flow in the first quarter, a decrease of $0.8 million compared to the prior year comparable quarter due primarily to changes in working capital.

•	First quarter capital investments were $2.3 million.

Full-Year 2026 Outlook

First quarter results were consistent with our expectations, and we are maintaining our fiscal 2026 outlook range. Our outlook excludes the impact of any future practice affiliations or acquisitions that have not yet closed. As a result, actual results may differ materially depending on the timing and number of future affiliations, de novo practice openings, or acquisitions completed during the year.

	Year Ending December 31, 2026	Year Ended December 31, 2025	Percent Change
($ in millions)	(Outlook)	(Actual)	(At Midpoint)
Revenue	$254.0 – $258.0	$244.5	4.7%
Adjusted EBITDA	$21.0 – $23.0	$22.0	-
Adjusted EBITDA margin	8.3% - 8.9%	9.0%

Our outlook includes 3.5% to 5.0% same practice revenue growth and approximately $2 million recurring public company costs we expect to incur in 2026. The outlook assumes continued patient demand across general and specialty services, stable reimbursement trends across commercial and government payors, ongoing recruitment and retention initiatives, and contributions from recently acquired and affiliated practices and de novos. We continue to monitor patient demand and labor market trends that could impact our outlook.

Conference Call

As announced on April 24, 2026, the Company will host a conference call to discuss these results tomorrow morning, Thursday, May 14, 2026, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time).

A live webcast of the call will be accessible by registering using the link below or through the Investor Relations section of the Company’s website at https://investors.parkdentalpartners.com. A replay of the webcast will be available on the website for a limited time following the call.

About Park Dental Partners, Inc.

Park Dental Partners, Inc., and its subsidiaries (NASDAQ:PARK) is a dental resource organization that has put patients first since the establishment of its general dentistry group in 1972. The Company provides comprehensive business support services, including clinical team members, administrative personnel, facilities, and equipment, to its affiliated general and multi-specialty dental practices. The Company has 221 affiliated doctors across 86 practice locations in three states. The Company’s clinical support team consists of approximately 990 hygienists, dental assistants, and patient care coordinators that support affiliated doctors in operating their practices. The mission of our affiliated dental practices since inception has been to ensure patients enjoy the benefits of a lifetime of good oral health. This mission continues to be the driving force behind our organization today.

Park Dental Partners is based in Roseville, Minnesota. For more information, please visit parkdentalpartners.com.

Basis of Consolidation

In accordance with generally accepted accounting principles in the United States, we consolidate the net assets and results of operations of the affiliated dental practices operating under long-term administrative resource agreements with us. As a result, references to our revenues, our expenses and similar items relating to our results of operations and net assets includes the revenues, expenses and similar items of our affiliated dental practices and all transactions between the affiliated dental practices and us, such as the service fees we charge, are eliminated in consolidation.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may,” “will,” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:

•	Regulatory and compliance risk, including state dental corporate practice of dentistry and fee-splitting restrictions, HIPAA and other privacy/cybersecurity obligations, and evolving healthcare and labor regulations;

•	Reimbursement risk, including risks related to payer mix, reimbursement rates, audit/recoupment activity, enrollment and collections timing, and dependence on significant third-party payors;

•	Our ability to identify, acquire, integrate and effectively support affiliated practices and to execute de novo expansion, and the risk of undiscovered liabilities in acquisitions;

•	Dependence on affiliated dental practices and their clinical performance; our ability to attract, hire and retain dentists, specialists and hygienists; and risks related to ownership transitions of affiliated entities;

•	Competition for patients and clinicians in our markets and the impact on patient volumes and staffing;

•	Macroeconomic conditions, inflation and interest rates, and our geographic concentration, particularly in the markets we operate.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature. Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Park Dental Partners, Inc’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2026 included in this press release in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits; legal settlements or other matters; and certain tax positions. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

See Supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

Company Contact Information

Investor Contact:

Park Dental Partners Investor Relations Team

763-233-3377

ir@parkdentalpartners.com

Media Contact:

Park Dental Partners Media Relations Team

651-633-0500

marketing@parkdentalpartners.com

Supplemental Financial Tables

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
REVENUE	$62,695	$59,037
COST OF SERVICES
Salaries and benefits	41,895	35,637
Dental supplies and Laboratory fees	4,338	4,239
Office occupancy	4,285	4,004
Other practice expenses	3,834	3,405
Depreciation	1,963	1,896
TOTAL COST OF SERVICES	56,315	49,181
GROSS MARGIN	6,380	9,856
General and administrative expenses	7,840	6,928
Depreciation and amortization	420	378
OPERATING INCOME (LOSS)	(1,880)	2,550
INTEREST EXPENSE - NET	(121)	(337)
INCOME (LOSS) BEFORE TAX	(2,001)	2,213
PROVISION/(BENEFIT) FOR INCOME TAX	(1,611)	646
NET INCOME (LOSS)	$(390)	$1,566
EARNINGS (LOSS) PER SHARE:
Basic	$(0.09)	$0.88
Diluted	$(0.09)	$0.88
Basic weighted-average number of common shares outstanding	4,383,073	1,783,352
Diluted weighted-average number of common shares outstanding	4,383,073	1,783,352

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands)

	At March 31,	At December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$24,372	$25,185
Accounts receivable – net of allowance	6,819	6,991
Other current assets	6,531	5,726
Total current assets	37,722	37,902
OTHER ASSETS:
Property and equipment and lease assets	73,945	73,828
Goodwill and Intangible assets, nets	29,793	28,360
Other assets	38,397	38,093
Total other assets	142,135	140,281
TOTAL ASSETS	$179,857	$178,183
LIABILITIES AND DEFICIT
Accounts payable and other accrued liabilities	$6,682	$6,291
Payroll, benefits and short term deferred compensation	16,802	16,716
Current portion of debt and lease liabilities	8,730	8,606
Deferred Revenue and other current liabilities	3,084	4,120
Total current liabilities	35,298	35,733
LONG-TERM LIABILITIES:
Deferred compensation	67,569	68,417
Long-term debt and lease liabilities	51,016	51,744
Other long-term liabilities	537	486
Total long-term liabilities	119,122	120,647
TOTAL LIABILITIES	$154,420	$156,380
Total shareholders’ equity	$25,437	$21,803
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$179,857	$178,183

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	For the Three Months Ended
	March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(390)	$1,566
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	2,383	2,274
Deferred income taxes	(470)	—
Change in cash surrender value of life insurance	440	335
Noncash lease and loss on disposal of equipment	31	(15)
Share based compensation	4,024	—
Changes in operating assets and liabilities	(992)	1,699
Net cash flows from operating activities	5,026	5,859
NET CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	$(2,305)	$(2,420)
Life insurance premiums paid	(273)	(664)
Payments for purchases of dental practices	(1,595)	—
Issuance of notes to related parties	(600)	—
Net cash flows used in investing activities	(4,773)	(3,084)
CASH FLOWS USED IN FINANCING ACTIVITIES:
Dental practice purchase installment payments	$(8)	$(8)
Net change in checks issued in excess of cash balances	(573)	(1,328)
Net proceeds (payments) on debt and capital leases	(485)	(489)
Cash paid for Share Repurchase	—	(154)
Net cash flows used in financing activities	(1,066)	(1,979)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(813)	796
CASH AND CASH EQUIVALENTS – Beginning of year	25,185	2,672
CASH AND CASH EQUIVALENTS - End of year	$24,372	$3,468

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN (unaudited)

(in thousands)

	Three Months Ended March 31,
	2026		2025
GROSS MARGIN	$6,380	10.2%	$9,856	16.7%
Addback:
Share based compensation	3,665	5.8%	-	0.0%
Restructuring costs[1]	37	0.1%	63	0.1%
Deferred compensation	160	0.3%	85	0.1%
Depreciation	1,963	3.1%	1,896	3.2%
ADJUSTED GROSS MARGIN	$12,205		$11,900
ADJUSTED GROSS MARGIN PERCENTAGE		19.5%		20.2%

1 Restructuring costs primarily consist of expenses incurred in connection with the Company’s initial public offering.

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (unaudited)

(in thousands)

	For the Three Months Ended
	March 31,
	2026		2025
NET INCOME (LOSS)	$(390)	(0.6)%	$1,566	2.7%
Addback:
Provision/(Benefit) for income tax	(1,611)	(2.6)%	646	1.1%
Interest expense, net	121	0.2%	337	0.6%
Depreciation and amortization	2,383	3.8%	2,274	3.9%
EBITDA	$503	0.8%	$4,823	8.2%
Adjustments:
Share based compensation	4,024	6.4%	-	0.0%
Restructuring costs[1]	58	0.1%	557	0.9%
Deferred compensation	160	0.3%	85	0.1%
ADJUSTED EBITDA	$4,745	7.6%	$5,465	9.3%

1 Restructuring costs primarily consist of expenses incurred in connection with the Company’s initial public offering.

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF EARNINGS (LOSS) PER SHARE TO ADJUSTED EARNINGS PER SHARE (unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2026	2025
EARNINGS (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS:	$(390)	$1,566
Adjustments:
Share based compensation	4,024	-
Restructuring costs	58	557
Deferred compensation	160	85
Income tax effect of the Adjustments[1]	(1,188)	(180)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,664	$2,028

Adjusted Weighted Average Diluted Shares - Reconciliation
WEIGHTED-AVERAGE SHARES USED IN COMPUTING GAAP NET LOSS PER SHARE, DILUTED	4,383,073	1,783,352
ADJUSTED WEIGHTED AVERAGE DILUTED SHARES USED IN COMPUTING ADJUSTED EARNINGS PER SHARE, DILUTED[2]	6,059,839	1,783,352

ADJUSTED DILUTED EARNINGS PER SHARE:	$0.44	$1.14

1 Income tax effect is based on an estimated long-term annual effective tax rate of 28% tax rate for the three months ended March 31, 2026 and March 31, 2025. The Company’s estimated long-term annual effective tax rate excludes certain non-cash items such as share based compensation arrangements, and is used in order to provide consistency across periods.

2 Includes an additional 1,584,666 of weighted average dilutive shares and 92,100 of weighted average dilutive warrants for the three months ended March 31, 2026, that are excluded from a GAAP perspective due to the Company’s net loss in that reporting period.

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING METRICS (unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Patient Visits[1]	178,527	175,940
Same Practice Revenue Growth[2]	4.1%	1.2%
Patient Retention Rate[3]	90.1%	89.2%
Doctor Count[4]	221	203

1 A patient visit is counted when service is provided to a patient at one of our affiliated dental general dentistry practices. Measuring the year-over-year change in patient visits helps us to evaluate how the affiliated dental practices are performing. It also helps with evaluating demand for services which influences decision-making relating to matters such as appropriate staffing levels and recruiting needs. In addition, it influences decision-making processes relating to our marketing, sales and advertising strategies and helps us with evaluating the effectiveness of those strategies. Further, with respect to continuing care patient count, it allows us to evaluate the ability of affiliated dentists to encourage patients to complete their diagnosed dental treatment plans.

2 Same practice revenues represent total revenues for same dental practice locations that have been operating for at least 13 full months prior to the end of a given reporting period and which have not been closed, or sold during such period. Measuring the year-over-year change in same practice revenues allows us to evaluate how affiliated dental practices are performing. We believe various factors affect comparable practice revenues, including patient demand for dental services, economic trends, dentist and hygienist staffing levels, availability of dentists and hygienists, pricing, competition, visibility and accessibility of the dental practices, quality of the tenants surrounding the dental practices, clinical hours and the level of patient service provided inside and outside of the dental practices.

3 Patient retention rate is calculated by counting patients that remain active at the beginning and end of a twelve-month period. Active patients are defined as general dentistry patients having been seen by our affiliated dental practices within the past 36 months, or last 18 months for patients under the age of 18. Patients who have not been seen by our affiliated dental practices within these time periods are removed from our active patient lists. This methodology is aligned with ADA clinical procedure codes, and is consistent with treatment protocols for new patients, before being considered an active patient again. Measuring the year-over-year and quarter-over-quarter change in patient retention allows us to evaluate the recurring nature of patient visits at the dental practices and affiliated dentists which influences decision-making around matters such as appropriate levels of staffing, recruiting, advertising and facility expansion opportunities.

4 Dentists operating in one of our affiliated dental practices are included in this calculation, which includes both full and part-time dentists. Measuring the year-over-year and quarter-over-quarter change in dentist count allows us to evaluate the production capacity of affiliated dental practices. It also influences decision-making relating to matters such as appropriate staffing levels and recruiting needs.